Exhibit 99.1

Contact:
Investor Relations:
The Blueshirt Group
Nicole Gunderson
IR@mindbodyonline.com
888-782-7155
Media Contact:
Jennifer Saxon
jennifer.saxon@mindbodyonline.com
805-419-2839
MINDBODY Reports Second Quarter 2017 Financial Results
Delivers Year over Year Revenue Growth of 31%, Improved Margins and Record Cash Flow from Operations
SAN LUIS OBISPO, Calif., July 26, 2017 (GLOBE NEWSWIRE)—MINDBODY, Inc. (NASDAQ: MB), the leading technology platform for the wellness services industry, today announced financial results for the second quarter ended June 30, 2017.

“In the second quarter, we continued to focus our subscriber acquisition efforts on those businesses that contribute significant amounts of inventory to our platform, and we realized rapid growth in consumer adoption and engagement,” said Rick Stollmeyer, Co-founder and Chief Executive Officer of MINDBODY. “This represents substantial progress towards our goal of a transaction-enabled marketplace that will serve more than one hundred million consumers.”

"We delivered strong topline results in the second quarter," said Brett White, Chief Operating Officer and Chief Financial Officer. "Additionally, we saw early positive effects of our refined subscriber growth strategy, demonstrated by our expanding year over year margins and accelerating ARPS growth."

Second Quarter 2017 Financial Results

•	Total revenue in the second quarter of 2017 was $44.1 million, a 31% increase year over year.

•	Subscription and services revenue in the second quarter was $26.0 million, a 29% increase year over year.

•	Payments revenue in the second quarter was $17.6 million, a 37% increase year over year.

•
GAAP net loss in the second quarter of 2017 was $(4.4) million or $(0.10) per basic and diluted share, compared to a GAAP net loss in the second quarter of 2016 of $(6.6) million, or $(0.16) per basic and diluted share.

•
Non-GAAP net loss[1] in the second quarter of 2017 was $(0.5) million, or $(0.01) per basic and diluted share, compared to a non-GAAP net loss in the second quarter of 2016 of $(4.1) million, or $(0.10) per basic and diluted share.

•	Adjusted EBITDA[1] in the second quarter of 2017 was $1.7 million, compared to an Adjusted EBITDA loss in the second quarter of 2016 of $(1.9) million.

Recent Business Highlights

•	End of period subscribers increased 6% year over year to 59,345. End of period High Value Subscribers increased 13% year over year.

•	Average monthly revenue per subscriber (ARPS) grew 21% year over year to approximately $244.

•
Dollar-based net expansion rate was 108%, compared to 111% as of the end of the second quarter of 2016. This metric nets the effects of subscriber churn against the increasing value of subscribers retained, indicating the tendency of our subscriber cohorts to gain value over time.

•	Payments volume increased 22% year over year to over $1.9 billion.

•
Named Mike Mansbach President of MINDBODY. Mansbach oversees the growth engine of the company, including sales, marketing, partnerships and customer experience. He reports to CEO and Co-founder Rick Stollmeyer, who continues to lead the company's vision, mission and overall strategy.

•	Named Josh Todd, Chief Marketing Officer of MINDBODY. Todd brings nearly two decades of marketing experience to MINDBODY, most recently in senior executive roles at Localytics and Constant Contact.

•
Appointed Court Cunningham, former CEO of Yodle to the Board of Directors. Cunningham has over 16 years of SaaS experience helping thousands of small business owners grow and maintain their customer relationships.

1    A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures”.

Outlook
For the third quarter and full year 2017, MINDBODY expects to report:

•	Revenue for the third quarter of 2017 in the range of $45.1 million to $46.1 million, representing 28% to 31% growth over the third quarter of 2016.

•	Revenue for the full year of 2017 in the range of $179.5 million to $182 million, representing 29% to 31% growth over the full year of 2016.

•	Non-GAAP net loss for the third quarter of 2017 in the range of $(2.2) million to $(1.2) million and weighted average shares outstanding for the third quarter of approximately 46.5 million shares.

•	Non-GAAP net loss for the full year of 2017 in the range of $(4.7) million to $(2.7) million and weighted average shares outstanding for the full year of approximately 44.3 million shares.

The outlook for non-GAAP net loss excludes estimates for stock-based compensation expense and amortization of acquired intangible assets. A reconciliation of these non-GAAP financial guidance measures to corresponding GAAP measures is not available on a forward-looking basis because we do not provide guidance on GAAP net loss, primarily as a result of the uncertainty regarding, and the potential variability of, stock-based compensation expense and amortization of acquired intangible assets. In particular, stock-based compensation expense is impacted by MINDBODY’s future hiring and retention needs, as well as the future fair market value of MINDBODY’s Class A common stock, all of which is difficult to predict and is subject to constant change. The actual amount of these expenses during 2017 will have a significant impact on MINDBODY’s future GAAP financial results. Accordingly, a reconciliation of the non-GAAP financial guidance measures to the corresponding GAAP measures is not available without unreasonable effort.
Quarterly Conference Call and Related Information
MINDBODY will discuss its quarterly results today at 1:30 p.m. PT (4:30 p.m. ET)

•	Dial in: To access the call, please dial (844) 494-0191, or outside the U.S. (508) 637-5581, with Conference ID# 42354628

•	at least five minutes prior to the 1:30 p.m. PT start time.

•
Webcast and Related Investor Materials: A live webcast and replay of the call, as well as related investor materials, will be available at http://investors.mindbodyonline.com/ under the Events and Presentations menu.

•
Audio replay: An audio replay will be available between 4:30 p.m. PT July 26, 2017 and 8:59 p.m. PT August 2, 2017 by calling (855) 859-2056 or (404) 537-3406 with Passcode 42354628. The replay will also be available at investors.mindbodyonline.com.

About MINDBODY
MINDBODY, Inc. (NASDAQ: MB) is the leading technology platform for the wellness services industry. Local wellness entrepreneurs worldwide use MINDBODY’s integrated software and payments platform to run, market and build their businesses. Consumers use MINDBODY to more easily find, engage and transact with wellness providers in their local communities. For more information on how MINDBODY is leveraging technology to improve the wellness of the world, visit mindbodyonline.com.
© 2017 MINDBODY, Inc. All rights reserved. MINDBODY, the Enso logo and Connecting the World of Wellness are trademarks or registered trademarks of MINDBODY, Inc. in the United States and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated.

Forward Looking Statements
This press release and the accompanying conference call contain forward-looking statements including, among others, our current estimates of third quarter and full year 2017 revenue, non-GAAP net loss, and weighted average shares outstanding; statements relating to our business, growth and subscriber acquisition strategy; the influence of and network effects across our platform; the timing of the release of yield management technology on the MINDBODY App and Branded Mobile Apps; expectations about consumer adoption and our partnerships with Google Reserve and other search engines; expectations about the expansion and development of the MINDBODY Network; expectations regarding subscriber count in the remainder of 2017, including growth, churn, and the composition of our subscriber base; and the impact of BOLD on our sales and marketing expense.

These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our refined subscriber acquisition strategy; continued market acceptance of our platform; engagement of our subscribers and their consumers; our ability to continue to successfully develop new products and enhance our existing products to meet the needs of our subscribers and their consumers; the return on our strategic investments; execution of our plans and strategies, including with respect to pricing, dynamic pricing, mobile products and features and the MINDBODY Network; any failure of our security measures, including the risk that such measures may be insufficient to secure our subscriber and consumer data adequately or that we may become subject to attacks that degrade or deny the ability of our subscribers and consumers to access our platform; our ability to grow and develop our payment processing activities; our ability to timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; any decrease in subscriber demand for our software products, features and/or service offerings; changes in privacy or other regulations that could impact our ability to serve our subscribers and their consumers or adversely impact our monetization efforts; increasing competition; our ability to manage our growth, including internationally; our ability to recruit and retain our employees; general economic, market and business conditions; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 1, 2017 and the risks described under the heading “Risk Factors” in our subsequent Quarterly Reports on Form 10-Q, which should be read in conjunction with our financial results and forward-looking statements and are available on the SEC Filings section of the Investor Relations page of our website at http://investors.mindbodyonline.com/.
All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures
In this press release, MINDBODY has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We disclose the following non-GAAP financial measures in this press release: Adjusted EBITDA, non-GAAP net loss, and non-GAAP net loss per share, basic and diluted. We use these non-GAAP financial measures internally in analyzing our financial results and evaluating our ongoing operational performance. We believe that these non-GAAP financial measures provide an additional tool for investors to use in understanding and evaluating ongoing operating results and trends in the same manner as our management and board of directors. Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because of these and other limitations, you should consider these non-GAAP financial measures along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. We have provided a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Adjusted EBITDA
We define Adjusted EBITDA as our net loss before stock-based compensation expense, depreciation and amortization, provision for income taxes, and other expense, net, which consists of interest expense, net, and other expense, net. We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Adjusted EBITDA has a number of limitations, including the following: (1) although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs, the potentially dilutive impact of stock-based compensation, or tax payments that may represent a reduction in cash available to us; and (3) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.
Non-GAAP net loss and non-GAAP net loss per share, basic and diluted
We define non-GAAP net loss as the respective GAAP balance attributable to common stockholders adjusted for: (1) stock-based compensation expense and (2) amortization of acquired intangible assets. Non-GAAP net loss per share, basic and diluted, is calculated as non-GAAP net loss divided by the weighted-average shares outstanding. Beginning in the fourth quarter of 2016, we changed the definition of non-GAAP net loss and non-GAAP net loss per share, basic and diluted, to exclude amortization of acquired intangible assets, in addition to the other adjustments that have been previously reported. Adjusting for this item is consistent with how management internally evaluates and assesses our ongoing core operational performance. While management’s view of our ongoing operational performance has not changed significantly from prior periods, amortization of acquired intangible assets has and may continue to vary from period to period due to episodic acquisitions completed, rather than our ongoing business operations. Accordingly, we believe that excluding amortization of acquired intangible assets provides a more comprehensive understanding of our core operating results, enables more meaningful comparisons with our historical results and better aligns with our disclosures with our peers. These changes have been applied retroactively to all periods presented. These non-GAAP financial measures have a number of limitations, including the following: these non-GAAP financial measures exclude stock-based compensation expense, which has been and will continue to be for the foreseeable future a significant recurring expense in MINDBODY’s business; and other companies, including companies in our industry, may exclude different non-recurring items in their calculation of these non-GAAP financial measures, which reduces their usefulness as a comparative measure.

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MINDBODY, INC.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	June 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$223,792	$85,864
Accounts receivable	9,284	9,129
Prepaid expenses and other current assets	4,845	3,702
Total current assets	237,921	98,695
Property and equipment, net	33,461	33,104
Intangible assets, net	6,245	2,027
Goodwill	11,583	9,039
Other noncurrent assets	604	650
TOTAL ASSETS	$289,814	$143,515

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,806	$4,827
Accrued expenses and other liabilities	11,723	10,470
Deferred revenue, current portion	5,845	4,859
Other current liabilities	2,261	581
Total current liabilities	25,635	20,737
Deferred revenue, noncurrent portion	3,319	3,269
Deferred rent, noncurrent portion	1,638	1,387
Financing obligation on leases, noncurrent portion	15,197	15,450
Other noncurrent liabilities	490	1,016
Total liabilities	46,279	41,859
Stockholders' equity:
Class A common stock, par value of $0.000004 per share; 1,000,000,000 shares authorized, 42,225,817 shares issued and outstanding as of June 30, 2017; 1,000,000,000 shares authorized, 30,820,502 shares issued and outstanding as of December 31, 2016	—	—
Class B common stock, par value of $0.000004 per share; 100,000,000 shares authorized, 4,110,108 shares issued and outstanding as of June 30, 2017; 100,000,000 shares authorized, 9,777,757 shares issued and outstanding as of December 31, 2016	—	—
Additional paid-in capital	439,337	289,317
Accumulated other comprehensive loss	(157)	(300)
Accumulated deficit	(195,645)	(187,361)
Total stockholders' equity	243,535	101,656
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$289,814	$143,515

MINDBODY, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue(1)	$44,107	$33,561	$86,321	$65,568
Cost of revenue(2)	12,738	10,713	24,757	20,685
Gross profit	31,369	22,848	61,564	44,883
Operating expenses:
Sales and marketing(2)	17,362	13,706	33,696	26,935
Research and development(2)	8,802	7,594	17,450	15,011
General and administrative(2)	9,358	7,681	18,044	15,204
Total operating expenses	35,522	28,981	69,190	57,150
Loss from operations	(4,153)	(6,133)	(7,626)	(12,267)
Interest expense, net	(83)	(292)	(297)	(604)
Other expense, net	(21)	(61)	(101)	(136)
Loss before provision for income taxes	(4,257)	(6,486)	(8,024)	(13,007)
Provision for income taxes	118	64	260	137
Net loss	$(4,375)	$(6,550)	$(8,284)	$(13,144)
Net loss per share, basic and diluted	(0.10)	(0.16)	(0.20)	(0.33)
Weighted-average shares used to compute net loss per share, basic and diluted	43,146,930	39,706,473	41,958,305	39,578,246

(1) Total revenue by category is presented below:	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Subscription and services	$25,992	$20,112	$50,945	$39,369
Payments	17,619	12,904	34,369	25,056
Product and other	496	545	1,007	1,143
Total revenue	$44,107	$33,561	$86,321	$65,568

(2) Stock-based compensation expense included above was as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cost of revenue	$366	$220	$627	$435
Sales and marketing	671	440	1,177	1,023
Research and development	980	470	1,507	965
General and administrative	1,496	1,253	2,699	1,873
Total stock-based compensation expense	$3,513	$2,383	$6,010	$4,296

MINDBODY, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,284)	$(13,144)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,399	3,658
Stock-based compensation expense	6,010	4,296
Other	(6)	384
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(100)	(1,673)
Prepaid expenses and other current assets	(1,124)	(541)
Other assets	51	11
Accounts payable	695	(73)
Accrued expenses and other liabilities	1,270	1,797
Deferred revenue	1,009	1,483
Deferred rent	247	86
Net cash provided by (used in) operating activities	4,167	(3,716)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(3,944)	(3,796)
Acquisition of business	(1,450)	—
Net cash used in investing activities	(5,394)	(3,796)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from follow-on offering	134,528	—
Proceeds from employee stock purchase plan	1,510	1,679
Proceeds from exercise of equity awards	4,637	543
Payment related to shares withheld for taxes	(1,461)	—
Repayment on financing and capital lease obligations	(211)	(188)
Other	(33)	(33)
Net cash provided by financing activities	138,970	2,001
Effect of exchange rate changes on cash and cash equivalents	185	16
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	137,928	(5,495)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	85,864	93,405
CASH AND CASH EQUIVALENTS, END OF PERIOD	$223,792	$87,910

Reconciliation of Adjusted EBITDA:
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
Net loss	$(4,375)	$(6,550)	$(8,284)	$(13,144)
Stock-based compensation expense	3,513	2,383	6,010	4,296
Depreciation and amortization	2,309	1,810	4,399	3,658
Provision for income taxes	118	64	260	137
Other expense, net	104	353	398	739
Adjusted EBITDA	$1,669	$(1,940)	$2,783	$(4,314)

Reconciliation of net loss:
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
GAAP net loss attributable to common stockholders	$(4,375)	$(6,550)	$(8,284)	$(13,144)
Stock-based compensation expense	3,513	2,383	6,010	4,296
Amortization of acquired intangible assets	407	76	581	152
Non-GAAP net loss	$(455)	$(4,091)	$(1,693)	$(8,696)

Reconciliation of net loss per share, basic and diluted:
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP net loss per share attributable to common stockholders, basic and diluted:	$(0.10)	$(0.16)	$(0.20)	$(0.33)
Non-GAAP adjustments to net loss per share	0.09	0.06	0.16	0.11
Non-GAAP net loss per share, basic and diluted	$(0.01)	$(0.10)	$(0.04)	$(0.22)